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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees' Stock Purchase and Dividend Reinvestment Plan of our report dated February 26, 1999, with respect to the consolidated financial statements of CSX Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended December 25, 1998, filed with the Securities and Exchange Commission.



                                                       /s/ Ernst & Young LLP


Richmond, Virginia
February 26, 1999